CONSYGEN, INC.
                              125 SOUTH 52ND STREET
                                 TEMPE, AZ 85281

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                DECEMBER 11, 2000

To the Stockholders:

Notice is hereby given that the 2000 Annual Meeting of the Stockholders of CONSYGEN, INC. will be held on Monday, December 11, 2000 at 4:30 P.M. at Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282, for the following purposes:

     1. To elect a Board of seven Directors, to serve until the next annual meeting of stockholders and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement;

     2. To ratify the Board of Directors' selection of King, Weber & Associates, P.C. as independent public accountants for the fiscal year ended May 31, 2001;

     3. To consider an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares from 40,000,000 to 69,000,000 shares;

     4. To approve the Company's 2000 Combination Stock Option Plan; and

     5. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on October 12, 2000 as the record date for the determination of stockholders having the right to notice of, and to vote at the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                        By Order of the Board of Directors


                                        Amelia C. Ulep, Secretary

Tempe, Arizona
November 13, 2000

                                 CONSYGEN, INC.
                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ConSyGen, Inc. (the "Company") for use at 2000 Annual Meeting of Stockholders to be held on Monday, December 11, 2000, at the time and place set forth in the attached notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed Proxy are first being sent to stockholders is November 13, 2000.

     If the enclosed Proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving a proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

     The holders of a majority in interest of all common stock, par value $.003 per share ("Common Stock") issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of nominees for Director will be decided by a majority vote of the Common Stock entitled to vote at the meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders, other than election of directors. Abstentions and "non-votes" will have no effect on the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph, telecopy, electronic mail and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

     The Company's principal executive offices are located at 125 South 52nd Street, Tempe, Arizona 85281, and its telephone number is (480) 394-9100.

                        RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on October 12, 2000 are entitled to notice of and to vote at the meeting. On October 31, 2000, the Company had outstanding and entitled to vote 34,735,248 shares of Common Stock. Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     Seven Directors of the Company are to be elected to hold office until the next annual meeting and until their successors shall be duly elected and qualified. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the seven nominees named below. If any of such nominees should become unavailable for election, which is not anticipated, the persons named in the enclosed proxy will vote for such substitutes as management may recommend. No nominee is related to any other nominee or to any executive officer of the Company or its subsidiaries.

                                  YEAR FIRST
                                  ELECTED A    POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF NOMINEE           AGE      DIRECTOR    OCCUPATION DURING THE PAST FIVE YEARS
---------------           ---      --------    -------------------------------------
A. Lewis Burridge          80       1998       Mr. Burridge is President and Chief Executive Officer
                                               of the Company since March 1999,  elected as Chairman
                                               on April  2000 and has been a Member  of the Board of
                                               Directors  since June 1998.  Mr.  Burridge  has had a
                                               long and distinguished  career spanning 30 years with
                                               Sterling  Drug Inc. as Corporate  Vice  President and
                                               President  of Sterling  Asia.  Mr.  Burridge  focused
                                               developing   Sterling   manufacturing  and  marketing
                                               companies   throughout   Asia  for  its  medical  and
                                               consumer  products  in  the  Asia-Pacific  area.  Mr.
                                               Burridge was  President  of the  American  Chamber of
                                               Commerce  both of Japan and the  Philippines  and was
                                               Chairman of the Asia-Pacific  Counsel of the American
                                               Chamber of  Commerce.  Since 1992,  Mr.  Burridge was
                                               Chief   Operating   Officer   of  Digitel   Inc.,   a
                                               telecommunications  and Internet Company and Director
                                               of  Environment  1. He is  currently  a  Director  of
                                               Integrated   Transportation   Network  Group  (ITNG),
                                               Director  of  Massa,  Inc.,  Trustee/Director  of the
                                               Trinity College of Vermont and Director of the United
                                               States-Philippines Tourism Advisory Council.

John L. Caldwell           60       1999       Mr.  Caldwell  was  elected  to the Board on June 24,
                                               1999.  He is President  of U.S.  Trading & Investment
                                               Company  (USTIC),  international  business  firm that
                                               develops  foreign  markets  for  American   products,
                                               services and  technologies  and  structures  business
                                               transactions   worldwide.   Mr.   Caldwell   has  had
                                               extensive  experience in successfully  developing and
                                               concluding  projects and contracts  and  establishing
                                               joint  ventures,   strategic  alliances,   licensees,
                                               distribution  networks and sales  representatives  in
                                               the Asia  Pacific  region,  European  Union,  Eastern
                                               Europe, Russia, Latin America,  Africa and the Middle
                                               East.

                                               Mr.  Caldwell was Managing  Director,  United  States
                                               Trading  Company  (1982),  Senior Vice  President and
                                               General   Manager,    Carl   Byoir   and   Associates
                                               (1981-1982)  and Vice President,  International,  for
                                               the  U.S.  Chamber  of  Commerce  (1966-1980).  He is
                                               currently  a  member  of  the  International   Policy
                                               Committee  of the  U.S.  Chamber  of  Commerce  and a
                                               lecturer  at  the  Elliot  School  of   International
                                               Affairs, The George Washington University.

Luther H. Hodges, Jr.      63       2000       Mr.  Hodges was  appointed  as a Director  on June 6,
                                               2000. Since 1990, he has been  Chairman/Publisher  of
                                               The Santa Fean Magazine,  and is an  owner/manager of
                                               Santa Fe  Hospitality  and the Hotel Santa Fe. He has
                                               recently  served  on a range of  government  advisory
                                               committees  in New  Mexico,  and is a  member  of the
                                               Arizona Business Leadership Association.  In 1979, he
                                               served as  Undersecretary  of the U.S.  Department of
                                               Commerce and in 1980 as the First Deputy Secretary of
                                               Commerce. Mr. Hodges has also served on the boards of
                                               numerous   community,   educational,   and  corporate
                                               organizations,  and  he  has  been  a  member  of the
                                               faculty of the University of North  Carolina  (Chapel
                                               Hill) and Duke University.

Donald P. Knode            77       1999       Mr. Knode was  appointed to the Board of Directors on
                                               December 28, 1999.  Mr.  Knode headed  Merrill  Lynch
                                               Tokyo  from  1961 to 1967 and was  appointed  to Vice
                                               President   of  Merrill   Lynch,   Inc.  due  to  his
                                               accomplishments  in Asia.  In the 1990's,  Mr.  Knode
                                               consulted with the bull market  technology  companies
                                               such as IBM, Microsoft, Honeywell, Nasdaq, and United
                                               Technologies.  Mr. Knode also  represented  Blue Chip
                                               Companies  like  Proctol & Gamble.  Mr.  Knode brings
                                               vast national experience to ConSyGen's Board.

                                 YEAR FIRST
                                 ELECTED A     POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF NOMINEE           AGE     DIRECTOR     OCCUPATION DURING THE PAST FIVE YEARS
---------------           ---     --------     -------------------------------------
Andrew Lee                 51       1998       Mr. Lee was  appointed  to the Board of  Directors on
                                               February  24, 1998 to fill an existing  vacancy.  Mr.
                                               Lee  is  President   and  a  Director  of  Integrated
                                               Transportation Network Group Inc. Since 1997, Mr. Lee
                                               has been the  Co-Chairman  of the Board and  Co-Chief
                                               Executive Officer of Greater Alliance Corporation,  a
                                               financial  service  corporation.  Since 1992, Mr. Lee
                                               has been the President and Chief Executive Officer of
                                               First Shanghai  Corporation,  a merchant  bank,  BOXX
                                               International Corporation, a computer and electronics
                                               company,  and TowerCom Inc., a software company.  Mr.
                                               Lee also is  Chairman of the Board of  Valentine  USA
                                               Inc., a company that manufactures ladies' apparel.

Russell B. Stevenson, Jr.  59       2000       Mr.  Stevenson was appointed as a Director on July 6,
                                               2000.   Since  2000,  he  has  been   Executive  Vice
                                               President    and    General    Counsel    of   ARBROS
                                               Communications,   Inc.,  a  provider  of   integrated
                                               communications services. From 1996 to 2000, he served
                                               as Senior  Vice  President  and  General  Counsel  of
                                               CyberCash,  Inc., a provider of software and services
                                               for electronic commerce.  Prior to that, he practiced
                                               law at Ballard  Spahr  Andrews &  Ingersoll.  His law
                                               practice has concentrated on securities and corporate
                                               law, with an emphasis on  technology-based  companies
                                               and venture capital.  He has served on the faculty of
                                               George Washington University,  and is a member of the
                                               bars of the  District  of  Columbia  and  the  United
                                               States Supreme Court.

Robert L. Stewart          81       1996       Mr.  Stewart was appointed as a Director on March 24,
                                               1999 and as Chairman of the Board from August 2, 1999
                                               until April  19,2000.  Prior to this, he had been the
                                               Chairman  of the Board from 1980 until  January  1999
                                               and had  served  as  President  and  Chief  Executive
                                               Officer of  ConSyGen-Arizona  from 1980 until January
                                               15, 1997. He was also  President and Chief  Executive
                                               Officer of  ConSyGen-Texas  from September 5, 1996 to
                                               January 15, 1997. Mr. Stewart is currently a Director
                                               of Integrated Transportation Network Group.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended May 31, 2000, the Board of Directors held a total of 4 meetings; all meetings were in person at the Company's office in Arizona. Meetings were held on June 24, 1999, December 13, 1999, January 31, 2000 and April 19, 2000. All in person meetings were attended by all incumbent directors except for Mr. Lee who missed the last two meetings. All actions as a result thereof were taken by unanimous written consent.

COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to action taken by unanimous written consent dated June 29, 1998, the Board of Directors established an Audit Committee and a Compensation & Benefits Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

     At May 31, 2000, the Audit Committee members were Messrs. John L. Caldwell and Donald P. Knode. The Audit Committee had no meeting during the fiscal year ended May 31, 2000. On September 25, 2000, Mr. Russell B. Stevenson, Jr. was added as a third member of the Audit Committee. The Audit Committee has not adopted a written charter. Based on the definition of "independent director" in Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers, Inc., in the opinion of the Board of Directors of the Company, all current members of the Company's Audit Committee are independent directors.

     The Compensation and Benefits Committee consists of Messrs. Donald Knode and John Caldwell. The Compensation Committee held one meeting during the fiscal year ended May 31, 1999. Meeting was held on April 19, 2000. All actions as a result thereof were taken by unanimous written consent during the Board of Directors Meeting that was held the same day.

     On June 24, 1999, an Executive Committee was formed to address various Board level matters and development solutions only when the Board of Directors is not in session but all major issues will be referred to the Board for approval. Current members are Messrs. A. Lewis Burridge and Luther H. Hodges, Jr. The Executive Committee had five Executive Memo sent out for the fiscal year ended May 31, 2000, all actions as a result thereof were taken by unanimous written consent.

AUDIT COMMITTEE REPORT

     To the Board of Directors of ConSyGen, Inc.

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended May 31, 2000.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2000.

     Members of Audit Committee:

     John L. Caldwell
     Donald P. Knode
     Russell B. Stevenson, Jr.

DIRECTOR COMPENSATION

     The Compensation Committee recommended in their April 19, 2000 meeting to change the Company's standard compensation arrangement whereby Directors who are not also executive officers or employees of the Company will now receive compensation in the amount of $1,500 for each meeting of the Board of Directors or of a committee of the Board of Directors of which any such Director is a member which is physically attended by such Directors and $500 for each telephone meeting. In addition, the Company has increased the stock option grant to such Directors to 25,000 shares of the Company's common stock under the Company's 1997 Amended and Restated Non-Qualified Stock Option Plan. The following table shows information concerning options granted to Directors during the Company's fiscal year ended May 31, 2000.

                                      NUMBER OF
                                      SECURITIES
                                     UNDERLYING        EXERCISE
                                       OPTIONS          PRICE        EXPIRATION
    NAME                 DATE          GRANTED         $/SHARE          DATE
    ----                 ----          -------         -------          ----
Andrew Lee             02/24/98         10,000        $0.50   (1)     02/24/08
                       04/19/00         15,000        $1.1875 (2)     04/19/10

John Caldwell          06/24/99         10,000        $0.50   (1)     06/24/09
                       04/19/00         15,000        $1.1875 (2)     04/19/10
Donald Knode           12/28/99         10,000        $0.50   (1)     12/28/09
                       04/19/00         15,000        $1.1875 (2)     04/19/10
Luther Hodges          06/06/00         25,000        $0.9062 (3)     06/06/10
Russell Stevenson      07/06/00         25,000        $1.00   (3)     07/06/10

----------
(1)  Options are exercisable 50% at date of grant and 50% 1 year from such date.
(2) Options will vest over the next 12 months through 04/19/01 at 1/12 per month.
(3) 5,000 shares are immediately exercisable and the remaining 20,000 Option Shares shall be exercisable in twelve equal monthly installments.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the Company's Executive Officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPEN-
                                                  ANNUAL COMPENSATION           SATION AWARDS
                                              -------------------------------   --------------
                                                                    OTHER        SECURITIES
       NAME AND                   YEAR                              ANNUAL       UNDERLYING         ALL OTHER
PRINCIPAL POSITION (1)(2)         ENDED       SALARY    BONUS    COMPENSATION   OPTIONS (#)(4)   COMPENSATION (5)
-------------------------         -----       ------    -----    ------------   --------------   ----------------
A. Lewis Burridge                05/31/00    $116,250        --         --               --             --
  President & CEO                05/31/99    $ 22,769        --         --        1,010,000             --

Jason M. Genet                   05/31/00    $ 84,303        --         --          495,000             --
  Executive Vice President       05/31/99    $  6,225        --         --            5,000             --
  Chief Operating Officer (3)

Thomas S. Dreaper                05/31/99    $ 83,231        --         --               --             --
  Former President
  & CEO

Ronald I. Bishop                 05/31/99    $ 87,500        --         --          669,095             --
  Former President               05/31/98    $107,708    $1,083                     900,000
  & CEO                          05/31/97    $ 26,250        --         --          400,000             --

J. Stephen Kelly                 05/31/99    $ 46,269        --         --           64,685             --
  Former EVP
  & Chief Admin Officer

Robert L. Stewart                05/31/99    $119,750        --         --               --             --
  Former President               05/31/98    $ 94,333    $1,429
  & CEO                          05/31/97    $ 65,250        --         --               --             --

Carl H. Canter
  Former President               05/31/97          --        --         --               --             --
  & CEO                          05/31/96          --        --         --               --        $36,000

----------
(1) Mr. Lewis Burridge joined the Company as President and Chief Executive Officer effective March 24, 1999.
(2) Mr. Thomas S. Dreaper served as President and Chief Executive Officer from July 17, 1998 to March 23, 1999. For information regarding Mr. Dreaper's compensation arrangements, see "Certain Relationships and Related Transactions." Mr. Bishop served as President and CEO of the Company from January 15, 1997 to June 30, 1998. Mr. Stewart served as President and CEO of the Company from September 5, 1996, the date the Company acquired ConSyGen-Arizona, through January 15, 1997. Mr. Canter served as President and CEO of the Company until September 4, 1996. For information regarding compensation arrangements and changes in terms of options in connection with Mr. Bishop's termination of employment, see "Certain Relationships and Related Transactions."
(3)  Mr. Genet joined the Company on April 5, 1999.
(4) 1,000,000 options were granted to Mr. A. Lewis Burridge at $1.50 on March 30, 1999 which was repriced to $0.50 on October 1, 1999. Options were granted to Ronald I. Bishop under the 1997 Amended and Restated Non-Qualified Stock Option Plan. In November 1997, options to purchase 400,000 shares granted at an option price of $8.875 per share in March 1997 and options to purchase 500,000 shares granted at an option price of $5.50 per share in September 1997 were canceled and replaced by options to purchase 900,000 shares at an option price of $4.00 per share. See "Stock Option Plans - Option Grants in Fiscal Year Ended May 31, 1998" and "Report of Ronald I. Bishop and the Board of Directors on Executive Compensation and Repricing of Options."
(5) Represents amounts accrued by the Company and payable to The Canter Corporation, a consulting firm controlled by Mr. Canter, for consulting services provided by The Canter Corporation to the Company. In connection with the acquisition, The Canter Corporation forgave this indebtedness.

EMPLOYMENT AGREEMENTS

     The Company has prepared Employment Agreements, containing a range of standard provisions as set out below, with the executive officers listed below. Standard agreement provisions include:

     * initial employment term of five years, automatically extended for successive five-year periods if neither the Company nor the officer provides the other party with notice of termination;

     * officer eligibility to receive an annual bonus of up to 100% of base salary;

     * officer eligibility to receive fringe benefits, including monthly lease payments for an automobile, as may be accorded other executives under the Company's established plans and programs;

     * officer eligibility to receive a non-qualified stock option to purchase shares of the Company's stock (as listed below);

     * in the event the Company terminates the officer without cause or if the officer terminates employment for good reason, the Company must pay to the officer an amount equal to five times base salary at the time of termination, plus any bonus awarded but not yet paid and any deferred bonus. Officer will be entitled to immediate vesting of all restricted stock and unvested stock options, and the Company must continue to pay the cost of health and welfare benefits for a period of five years;

     * in the event of the officer's death or termination for cause, the Company must pay an amount equal to base salary earned and unpaid as of the date of termination; and

     * in the event of a change in control, the officer shall be entitled to, among other benefits, a cash payment equal to three times base salary.

     Specific terms for each officer's employment agreement are:

                          AGREEMENT         INITIAL TERM    BASE SALARY AS OF       STOCK
     NAME                    DATE               DATE          JUNE 30, 2000        OPTIONS
     ----                    ----               ----          -------------        -------
A. Lewis Burridge        June 6, 2000       June 6, 2005         $175,000         1,000,000
Jason M. Genet           June 6, 2000       June 6, 2005         $150,000           500,000
John D. Roskelley        June 6, 2000       June 6, 2005          $90,000           300,000
Eric J. Strasser         June 6, 2000       June 6, 2005         $100,000           300,000
Amelia C. Ulep           June 6, 2000       June 6, 2005          $42,000           115,000

STOCK OPTIONS

     In April 2000, the Company adopted the ConSyGen 2000 Combination Stock Option Plan. This Plan was designed to supplement earlier stock option plans, and to increase the total number of shares available for issuance within the Company's stock option plans by 5,000,000 to a total of 10,500,000, either as incentive stock options or non-qualified stock options. As of October 31, 2000, options to purchase 4,020,200 shares of common stock were outstanding under the Plan. Specific terms for grants under the Plan are in the discretion of the Board or the Committee. The standard terms provide that employees' options become exercisable in 48 equal monthly installments. The standard maximum term for exercising options is ten years.

     The following tables set forth with respect to each Named Executive Officer certain information concerning (a) stock options granted during the Company's fiscal year ended May 31, 2000 and (b) stock options exercised during the fiscal year ended May 31, 2000 and unexercised at the end of such fiscal year.

                 OPTION GRANTS IN FISCAL YEAR ENDED MAY 31, 2000

                                                                                       POTENTIAL
                                                                                    REALIZABLE VALUE
                                                INDIVIDUAL GRANTS                      AT ASSUMED
                                      --------------------------------------         ANNUAL RATES OF
                       NUMBER OF       % OF TOTAL                                      STOCK PRICE
                      SECURITIES        OPTIONS                                      APPRECIATION FOR
                      UNDERLYING       GRANTED TO     EXERCISE                        OPTION TERM (1)
                        OPTIONS       EMPLOYEES IN     PRICE      EXPIRATION       ---------------------
NAME                    GRANTED        FISCAL YEAR    $/SHARE        DATE          5% ($)        10% ($)
----                    -------        -----------    -------        ----          ------        -------
Jason M. Genet           45,000           1.69%         $0.50      07/16/09         52,999        97,720
                        250,000           9.36%         $0.50      01/25/10      1,007,082     1,677,651
                        200,000           7.49%         $0.50      02/01/10        531,034       904,816
John D. Roskelley        50,000           1.87%         $0.50      07/21/09         81,693       144,890
                         50,000           1.87%         $0.50      01/25/10        201,416       335,530
                        200,000           7.49%         $0.50      02/01/10        531,034       904,816
Eric J. Strasser        300,000          11.23%         $0.50      01/28/10        766,253     1,308,980

----------
(1) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of the Company's common stock or of the potential realizable value of the options granted.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                      NUMBER OF                     UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                       SHARES                         OPTIONS AT 5/31/00          IN-THE-MONEY OPTIONS AT 5/31/00
                     ACQUIRED ON     VALUE         -------------------------      -------------------------------
NAME                  EXERCISE    REALIZED (1)     EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE (2)
----                  --------    ------------     -------------------------       -----------------------------
A. Lewis Burridge          --           --            743,333 / 266,667                 673,460 / 241,600
Jason M. Genet        162,000       89,210            215,930 / 166,667                 273,612 / 151,000
John D. Roskelley      30,000       24,124            170,000 / 100,000                 154,020 / 90,600
Eric J. Strasser       35,000       43,750            165,000 / 100,000                 149,490 / 90,600

----------
(1) Represents the excess of the fair market value of the shares on the date of exercise over the exercise price and does not necessarily reflect cash realized upon the sale of such shares.
(2) Value based on the last quoted price of our common stock at $0.906 on May 31, 2000, as quoted on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On June 26, 1998, Andrew Lee and Robert L. Stewart were elected to serve as Members of the Compensation and Benefits Committee, which persons served as such members for the duration of the fiscal year ended May 31, 1999. On December 13, 1999, John L. Caldwell was elected to replace Mr. Lee and on April 19, 2000, Donald P. Knode was elected to replace Mr. Stewart. The Compensation Committee had one meeting during the fiscal year ended May 31, 2000. Except for Mr. Stewart, no member of the Compensation Committee was, during or prior to the close of such fiscal year, an officer or employee of the Company or any of its subsidiaries. However, during the fiscal year ended May 31, 2000, all deliberations and determinations concerning (i) executive officer salary and bonus compensation were first made by Mr. Lewis Burridge, the Company's President and Chief Executive Officer, with the approval of the Board of Directors, until the Compensation and Benefits Committee met on April 19, 2000, and (ii) grants of options were also made by the Compensation Committee on that same meeting. During the fiscal year ended May 31, 2000, the Company's Board of Directors consisted of Mr. Stewart, Lewis Burridge (from June 29, 1998), Andrew Lee (from February 24, 1998), John Caldwell (from June 24, 1999), Donald Knode (from December 28, 1999), Luther Hodges (from June 6, 2000), Russell Stevenson (from July 6, 2000) Harvey Dietrich (from February 11, 1999 to December 8,
1999), and Jeffrey Weiss (from October 6, 1998 to June 24, 1999).

             REPORT OF A. LEWIS BURRIDGE AND THE BOARD OF DIRECTORS
               ON EXECUTIVE COMPENSATION AND REPRICING OF OPTIONS

     For the fiscal year ended May 31, 2000, the compensation of the Company's executive officers was first determined by A. Lewis Burridge, the President and Chief Executive Officer, with the approval of the Board of Directors as indicated below and described under the caption "Compensation Committee Interlocks and Insider Participation" up to the time that the Compensation and Benefits Committee met on April 19, 2000.

     The Company's objective with respect to executive compensation is to provide a level of total compensation that allows the Company to attract and retain superior talent, to achieve its business objectives, and to align the financial interests of the executive officers with the stockholders of the Company. To that end, the Company has implemented and will continue to implement a compensation strategy that includes a competitive salary and substantial equity-based incentive compensation. On April 19, 2000, the Compensation and Benefits Committee met for the purpose of considering and making recommendations to the Board for such purposes.

     In their consideration of the compensation for the Company's executive officers, the Compensation Committee considered the past performance of the officers, their level of responsibilities, overall performance with the Company, and their view of the level of compensation necessary to attract and retain talented individuals. No particular weight was assigned to any one factor, or to corporate performance, and the deliberations are viewed an exercise of subjective judgment, subject to the above-mentioned criteria.

     The executive officers of the Company are eligible to receive options under the Company's 1996 Non-Qualified Stock Option Plan and the Company's 1997 Amended and Restated Non-Qualified Stock Option Plan. The purpose of these plans is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company's Common Stock and to promote the interests of the Company and its stockholders by encouraging greater management ownership of the Company's Common Stock. Most of the options granted to executive officers under these stock option plans vest over a period of approximately two years, thereby providing a continuing incentive and encouraging a long-term relationship between such persons and the Company. For the fiscal year ended May 31, 2000, options to purchase 1,025,000 shares were granted by the Board of Directors to executive officers of the Company. The following Table sets forth certain information concerning all repricings of options held by any executive officer of the Company since the adoption of the Company's 1996 and 1997 Non-Qualified Stock Option Plan.

     On October 1, 1999, the Board of Directors determined that certain stock options issued to the employees had an exercise price significantly higher than the market value of the Company's common stock. The Board further noted that employees had suffered materially through the Company's financial difficulties, including failure to meet payrolls and remuneration commitments. To redress this situation and to reward the dedication of the employees, the Board approved a re-pricing of all options granted to that date, including the named executive officers, to an exercise price of $0.50, the then fair market value of the common stock. Subsequent option grants to new employees have been at the current market price at the date of each grant.

                                                             ORIGINAL                  LENGTH OF
                                 NUMBER OF        MARKET     EXERCISE                  ORIGINAL
                                 SECURITIES      PRICE OF    PRICE OF                 OPTION TERM
                                 UNDERLYING      STOCK AT   CANCELLED        NEW      REMAINING AT
                                   OPTIONS       TIME OF    OR AMENDED     EXERCISE     DATE OF
NAME                     DATE     REPRICED      REPRICING     OPTION      PRICE (1)    REPRICING
----                     ----     --------      ---------     ------      ---------    ---------
A. Lewis Burridge       03/30/99  1,000,000      $0.4688       $1.50        $0.50     exp. 3/30/09
                        06/29/98     10,000      $0.4688       $2.875       $0.50     exp. 6/29/08
Jason M. Genet          04/04/99      5,000      $0.4688       $1.38        $0.50     exp. 4/04/09
                        07/16/99     45,000      $0.4688       $1.03        $0.50     exp. 7/16/09
John Roskelley          06/21/99     25,000      $0.4688       $1.31        $0.50     exp. 6/21/09
Ronald I. Bishop (2)    11/21/97     400,000     $6.125        $8.875       $4.00     exp. 3/18/07
                        11/21/97     500,000     $6.125        $5.50        $4.00     exp. 9/10/07

----------
(1)  Fair market value on date of grant as determined by the Board of Directors.
(2) See also the Summary Compensation Table, Table of Option Grants in Fiscal Year Ended May 31, 1999, and related Notes.

COMPENSATION OF A. LEWIS BURRIDGE, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The compensation of A. Lewis Burridge, President and Chief Executive Officer of the Company for the fiscal year ended May 31, 2000, was evaluated and determined by the Board of Directors, using the same criteria that were used to determine the compensation of other executive officers, as described above, without assigning any weight to the relationship of such compensation to the performance of the Company. During the fiscal year ended May 31, 2000, Mr. Burridge received a salary of $116,250. Mr. Burridge's salary was set at the minimum level of income appropriate for his position, and stock options were granted to him such that his total compensation would be comparable to others in similar industries.

     The foregoing report has been approved by all members of the Board of Directors.


                                        BOARD OF DIRECTORS

                                        Robert L. Stewart
                                        A. Lewis Burridge
                                        Andrew Lee
                                        John L. Caldwell  (1)
                                        Donald P. Knode (2)
                                        Luther H. Hodges, Jr. (3)
                                        Russell B. Stevenson, Jr. (4)


(1)  From June 24, 1999
(2)  From December 28, 1999
(3)  From June 6, 2000
(4)  From July 6, 2000

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of October 31, 2000 certain information with respect to beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors, (iii) each of the executive officers of the Company; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named individual. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

                                               AMOUNT AND
                                               NATURE OF
     NAME OF                                  BENEFICIAL           PERCENT OF
BENEFICIAL OWNER (12)                         OWNERSHIP**            CLASS
---------------------                         -----------            -----
A. Lewis Burridge                            1,010,000 (1)           2.90%
President & Chief Executive Officer

John L. Caldwell                                25,000 (2)             *
Director

Jason M. Genet                                 338,000 (3)             *
Chief Operating Officer

Luther H. Hodges, Jr.                           25,000 (4)             *
Director

Donald P. Knode                                 25,000 (5)             *
Director

Andrew Lee                                      25,000 (6)             *
Director

John D. Roskelley                              270,000 (7)             *
Vice President, Business Development

Russell B. Stevenson, Jr.                       25,000 (8)             *
Director

Robert L. Stewart                            3,314,500 (9)           9.54%
Director

Eric J. Strasser                               265,000 (10)            *
Chief Financial Officer

Rodney R. Shoemann, Sr.                      2,336,242 (11)          6.73%
3904 Wheat Drive
Metarie, LA 70002

All executive officers and Directors
as a Group (10 persons)                      5,322,500              15.32%

----------
*    Less than one percent

** Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed, except to the extent shared by spouses under applicable law.
(1) Includes 883,772 shares issuable pursuant to immediately-exercisable stock options.
(2) Includes 16,003 shares issuable pursuant to immediately-exercisable stock options.
(3) Includes 277,967 shares issuable pursuant to immediately-exercisable stock options.
(4) Includes 13,114 shares issuable pursuant to immediately-exercisable stock options.
(5) Includes 16,003 shares issuable pursuant to immediately-exercisable stock options.
(6) Includes 16,003 shares issuable pursuant to immediately-exercisable stock options.
(7) Includes 203,213 shares issuable pursuant to immediately-exercisable stock options.
(8) Includes 11,469 shares issuable pursuant to immediately-exercisable stock options.
(9) Includes 1,000,000 shares held by a Hong Kong corporation controlled by Mr. Stewart.
(10) Includes 228,898 shares issuable pursuant to immediately-exercisable stock options.
(11) Includes 700,000 shares issuable pursuant to immediately-exercisable stock options.
(12) Unless otherwise noted, the address of each person in the table is c/o ConSyGen, Inc. 125 South 52nd Street, Tempe, Arizona 85281.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 24, 1999, A. Lewis Burridge was elected President and Chief Executive Officer of the Company. The terms of Mr. Burridge's employment provide for an annual salary of $120,000 which was increased to $135,000 in October 1999 and options to purchase 1,000,000 shares of the common stock of the Company. The options were granted to Mr. Burridge at an exercise price of $1.50 per share, re-priced to $0.50 in October 1999, and as of January 25, 2000, 50% of the 1,000,000 shares were immediately exercisable while the remaining 50% is vested equally over the next 12 months (through January 25, 2001) at 1/12 per month.

     ConSyGen, Inc. has contracted with Boxx International for the manufacturer and assembly of Counterfeit Cop. Boxx corporate headquarters and product design center are maintained in Westchester, New York; research and development (R&D) center in Taiwan; and cost effective manufacturing facilities in Asian countries such as China and Malaysia. Boxx International's management, engineering, design and marketing teams are drawn from highly experienced, international professionals led by CEO, Mr. Andrew Lee, a leading executive with extensive expertise in technology, marketing, and finance particularly related to the US and the Far East. Mr. Andrew Lee became a member of ConSyGen's Board of Directors in February 1998.

     In June 2000, the Stewart Family Trust, Robert L. Stewart and various third parties entered into a stock purchase agreement pursuant to which the Stewart Family Trust, an affiliate of ours, and Robert L. Stewart, an affiliate of ours, agreed to sell 1,300,000 shares of our common stock that they held to these various third parties. In connection with the stock purchase agreement, the Stewart Family Trust, of which Robert L. Stewart is the trustee, agreed to cause us to register the 1,300,000 shares. Accordingly, in June 2000, we entered into a registration rights agreement with the third parties and agreed to register the 1,300,000 shares of common stock they purchased from the Stewart Family Trust and Robert L. Stewart. The 1,300,000 shares of common stock are being registered for these various third parties on the Company's Registration Statement on Form SB-2 which was filed on September 19, 2000 ("The SB-2 Capital

Registration Statement"). We were otherwise contractually obligated (unrelated to the foregoing transaction) to file the SB-2 Registration Statement.

         In August 2000, Robert L. Stewart, an affiliate of ours, sold privately 150,000 shares of our common stock to a private investor. Mr. Stewart agreed to cause us to register such shares for sale by such investor under the Securities Act of 1933, as amended. Such shares are included in the SB-2 Registration Statement. We were otherwise contractually obligated (unrelated to the foregoing transaction) to file the SB-2 Registration Statement.

         Between August 31 and October 7, 1999, we received an aggregate of approximately $199,000 in non-interest-bearing, unsecured loans from Robert L. Stewart, a Director and affiliate.

         On October 1, 1999, we received $150,000 in loan proceeds from a third party. This loan is secured by a mortgage on property owned by Robert L. Stewart, an affiliate of ours. This loan bears interest at 2% per month.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and persons owning more than 10% of the outstanding Common Stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended May 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than 10% of its Common Stock were complied with, except as follows: Messrs. Strasser, Stevenson and Hodges each failed to file a Form 3, Initial Statement of Beneficial Ownership; Messrs. Caldwell, Knode and Lee each failed to file one Form 4, Statement of Changes in Beneficial Ownership of Securities, relating in each case to one transaction; Mr. Roskelley failed to file a Form 3 and failed to file one Form 4 relating to 15 transactions; Mr. Genet failed to file a Form 3 and failed to file two Forms 4 relating to a total of 41 transactions; Mr. Stewart and the Stewart Family Trust each failed to file five Forms 4 to a total of 10 transactions by each such reporting person. All of the foregoing reporting persons filed the Form 5, Annual Statement of Changes in Beneficial Ownership, for the fiscal year ended May 31, 2000, after the due date for such form. In addition, during the fiscal year ended May 31, 1999, Mr. Stewart failed to file two Forms 4 relating to a total of 10 transactions and failed to file a Form 5, and the Stewart Family Trust failed to file a Form 5.

                                 PROPOSAL NO. 2
                     RATIFICATION OF THE BOARD OF DIRECTORS'
                 SELECTION OF KING, WEBER & ASSOCIATES, P.C. AS
         INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED MAY 31, 2001

     The Board of Directors has appointed King, Weber & Associates, P.C. as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended May 31, 1999 to replace Wolinetz, Gottlieb & Lafazan, P.C., who performed such functions for the fiscal year ended May 31, 1998, the 5 months ended May 31, 1997 and the fiscal year ended December 31, 1996. The reason for the change in independent accountants is the convenience of the proximity of the offices of King, Weber & Associates, which is located in Tempe, Arizona, to the location of the Company's principal offices. Wolinetz, Gottlieb & Lafazan, P.C. is located in Rockville Centre, New York.

     The reports of King, Weber & Associates P. C. for the fiscal year ended May 31, 2000 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit, scope, or accounting principles, except that such reports were qualified as to the uncertainty relating to the Company's ability to continue as a going concern. The Company had no disagreements with Wolinetz, Gottlieb & Lafazan, P.C. during any of the above-mentioned fiscal period or for the subsequent interim period preceding the engagement of King, Weber &

Associates, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The reports of Wolinetz, Gottlieb & Lafazan P. C. for the fiscal year ended May 31, 1998, the 5 months ended May 31, 1997, and the fiscal year ended December 31, 1996 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit, scope, or accounting principles, except that such reports were qualified as to the uncertainty relating to the Company's ability to continue as a going concern. The Company had no disagreements with Wolinetz, Gottlieb & Lafazan, P.C. during any of the above-mentioned fiscal periods on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     A representative of King, Weber & Associates, P.C. is expected to be present at the meeting and will have the opportunity to respond to appropriate questions.

     At the Annual Meeting, the stockholders will be asked to ratify the Board of Directors' selection of King, Weber & Associates, P.C. as the Company's independent accountant for the Company's fiscal year ended May 31, 2001 and recommends that the stockholders approve such selection.

                                 PROPOSAL NO. 3
                   CONSIDER AN AMENDMENT TO THE CORPORATION'S
               ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
             AUTHORIZED SHARES FROM 40,000,000 TO 69,000,000 SHARES

     Your Board of Directors has approved, subject to stockholder approval, an amendment of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), to increase the number of authorized shares of Common Stock from 40,000,000 to 69,000,000. This will provide the Company with sufficient shares to meet its existing contractual obligations to issue shares pursuant to outstanding options, warrants and convertible debentures, and will provide the Board of Directors with the flexibility to conduct the Company's future operations. The Board of Directors recommends that the Company's stockholders approve this amendment.

     The Company is currently authorized to issue 40,000,000 shares of Common Stock, par value $.003 per share (the "Common Stock"). At October 31, 2000, the status of the Company's Common Stock was as follows:

Shares authorized: .......................................................................   40,000,000

Less: Shares issued and outstanding                                                 34,735,248

      Estimated shares issuable upon conversion of outstanding debenture (Note 1)    4,625,003

      Shares issuable upon exercise of outstanding common stock warrants             4,613,000

      Shares issuable  upon  exercise  of  existing  stock  options:
        Options currently exercisable at October 31, 2000 (Note 2)     3,801,460
        Additional options to vest by December 11, 2000 (Note 3)         199,352
        Additional options not exercisable by December 11, 2000        1,938,647
                                                                     -----------

      Total shares issuable upon exercise of existing stock options                  5,939,459
                                                                                   -----------

Total shares outstanding and subject to existing commitments .............................   49,912,710
                                                                                           ------------

Total additional shares required to fulfill all existing commitments to issue stock: ....     9,912,710

Additional shares reserved for future issuance under employee stock option plans: ........      979,800

----------
(1) Based on hypothetical conversion on October 31, 2000 of all principal, interest and other charges in the amount of $817,430 at a price of $0.21 per share (which is based on 80% of the average closing bid price for the five trading days preceding October 31, 2000). Also includes an additional 756,706 shares issuable under a pending conversion effected on October 24, 2000. See discussion, below.
(2) At October 31, 2000, no stock options were exercisable at an exercise price of less than $0.50 per share and options to purchase 2,669,758 shares were exercisable at $0.50 per share. The last quoted price of our common stock on October 31, 2000, was $0.26, as quoted on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board.
(3) Represents options that will become exercisable between October 31, 2000 and December 11, 2000 under the terms of existing option agreements and the Company's stock option plans.

     As indicated in the table above, we have commitments to issue shares of our Common Stock in excess of the number of shares we are authorized to issue. We will not issue in excess of 40,000,000 shares unless and until the proposal to increase the authorized Common Stock is approved. If the proposal to increase the number of authorized shares of Common Stock to 69,000,000 shares is not approved by the stockholders, the Company may be forced to default on certain existing commitments to issue Common Stock. If we are unable to fulfill our obligations to issue shares of Common Stock in a timely fashion, we could be subject to substantial liability, which could have a material, adverse effect on our liquidity and our ability to continue as a going concern.

SHARES ISSUABLE UPON EXERCISE OF STOCK OPTIONS

     On October 10, 2000, pending the outcome of the vote of the stockholders on this proposal at the annual meeting, the Company suspended the granting of additional employee stock options and the exercise of outstanding stock options held by current employees and current officers and directors of the Company. The total number of existing stock options affected by this suspension is 4,807,757 and the number of options held by directors and officers that are affected by this suspension is 2,235,000. If the proposal to increase the number of authorized shares of Common Stock to 69,000,000 shares is not approved by the stockholders, such suspension of options exercises will be continued until such time as such increase in the authorized Common Stock is approved by the stockholders. The holders of options affected by the suspension of exercise rights will benefit from approval by the stockholders of the proposal to increase the number of authorized shares of Common Stock since future exercisability of their option will depend upon stockholder approval of the proposal. See "PROPOSAL NO. 4, APPROVAL OF THE 2000 COMBINATION STOCK OPTION PLAN," "DIRECTOR COMPENSATION," "EXECUTIVE COMPENSATION" and "STOCK OPTIONS" for additional information regarding the officers and directors who will benefit from the proposed increase in the number of authorized shares of Common Stock.

SHARES ISSUABLE UPON EXERCISE OF COMMON STOCK PURCHASE WARRANTS

     Of the 4,613,000 shares issuable upon exercise of outstanding common stock purchase warrants, 4,498,000 are issuable upon exercise of immediately exercisable warrants issued by the Company to 52 investors that purchased securities directly from the Company in a private placement. All such warrants are exercisable until November 5, 2002 at a price of $1.50 per share, and the shares of common stock issuable upon exercise of such warrants have been included in the Company's Registration Statement on Form SB-2 which was filed on September 19, 2000. The Company does not expect that its Registration Statement will be declared effective by the Securities and Exchange Commission until after the 2000 Annual Meeting of Stockholders. The holders of such warrants will benefit from approval by the stockholders of the proposal to increase the number of authorized shares of Common Stock since future exercisability of their warrants may depend upon stockholder approval of the proposal.

SHARES ISSUABLE UPON CONVERSION OF DEBENTURE

     At October 31, 2000, the Company had outstanding $656,751 in principal amount of its 6% Convertible Debenture due May 29, 2003 ("Debenture"), accrued interest in the amount of $95,004 (through October 31, 2000) and other amounts payable under the Debenture in the amount of $65,675, for a total outstanding obligation in the amount of $817,430 at October 31, 2000. The total amount is convertible, under the terms of the Debenture, from time-to-time by the holder of the Debenture at a price per share equal to 80% of the average closing bid price for the five trading days preceding the effective date of the conversion. Consequently, the number of shares issuable upon full conversion of the Debenture floats with the average trading price of the Company's Common Stock. If the entire outstanding obligation under the Debenture were converted on October 31, 2000, the conversion price, based upon 80% of the average closing bid price for the five trading days preceding October 31, 2000, would be $0.212 and the estimated number of shares issuable upon such full conversion would be 3,859,297. In addition, at October 31, 2000 the Company had the obligation to issue, and was in the process of issuing, an additional 765,706 shares of Common Stock in fulfillment of a pending conversion of Debentures effected on October 24, 2000.

     Since the number of shares that are issuable upon conversion of the Debenture is based upon a floating conversion rate that is tied to the average closing price of our Common Stock, it is not possible to predict how many shares will be required to meet the Company's obligation to issue Common Stock upon conversion of the Debenture. Issuance of Common Stock upon conversion of the Debenture could result in significant dilution of the per share value of our Common Stock held by current investors. The lower the average trading price of our Common Stock at the time of conversion of the Debenture, the greater the number of shares required to be issued and the greater the risk of dilution caused by these conversion shares. The perceived risk of dilution may cause the Debenture holder, as well as other ConSyGen stockholders, to sell their shares, which would contribute to the downward movement in the stock price of our Common Stock. The significant downward pressure on the trading price of our Common Stock could encourage the Debenture holder, and other ConSyGen stockholders, to engage in short sales, which would further contribute to the stock price decline of our Common Stock.

     There is no minimum conversion price for conversion of the Debenture that would establish a maximum number of shares of Common Stock that we could be required to issue upon conversion of the Debenture. The table below sets forth the number of shares of Common Stock that would be issued upon an assumed conversion at October 31, 2000, of the entire outstanding unconverted Debenture obligation in the amount of $817,430, if the average closing bid price for the five trading days preceding October 31, 2000 had been discounted at 0%, 25%, 50% and 75% from the levels actually reported on such trading days.

Assumed average closing bid price for five
trading days before conversion..........     $ 0.26476     $ 0.19857    $ 0.13238     $ 0.06619

Applicable conversion price.............      0.211808      0.158856     0.105904      0.052952

Number of shares that would be issued upon
conversion (Note 1).....................     3,859,297     5,145,730    7,718,594    15,437,188

Percentage of total outstanding shares
after conversion represented by the
shares issuable to Debenture holder upon
conversion (Note 2).....................           9.8%         12.7%        17.9%         30.3%

----------
(1) Does not include 765,706 shares issuable to the Debenture holder at October 31, 2000 under a pending conversion effected on October 24, 2000. For purposes of this table, such 765,706 shares have been treated as issued and outstanding at October 31, 2000.
(2) Based upon pro forma issued and outstanding shares at October 31, 2000 in the amount of 35,500,954 shares, which includes 765,706 shares issuable under a pending conversion effected on October 24, 2000. See Note 1.

     Except for shares currently reserved as listed above, we do not have any present plan, understanding or agreement to issue additional shares of Common Stock. However, we consider it desirable to have the flexibility, without further stockholder action, to reserve and issue additional amounts of Common Stock for proper corporate purposes that may be identified by the Board of Directors from time to time. This will enable us to act quickly if we have the opportunity to make an acquisition or raise capital on terms that we deem to be in the best interests of the Company and its stockholders. The Company does not currently have any agreements with respect to future acquisitions, but the Company may consider acquisition opportunities in the future. Further, we believe the availability of additional shares of Common Stock will enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. We do not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of The Nasdaq Stock Market.

     Stockholders do not have any preemptive or similar rights to subscribe for any additional securities that may be issued in the future, which means that the current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership. Consequently, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

     The proposal could have an anti-takeover effect, although that is not its intention. If the Company was the subject of a hostile takeover attempt, it could issue additional shares of Common Stock to create voting impediments to the potential takeover, dilute the voting power of the person seeking to acquire control or increase the potential cost of the takeover. The Company's ability to issue the shares could discourage a third party from attempting to acquire control of the Company. We are not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. The proposed amendment is not part of a plan by the Company to adopt other measures intended to have or having potential anti-takeover effects.

     If the stockholders approve the amendment, Article IV of the Articles of Incorporation will be replaced in its entirety by the following:

     The total number of shares of all classes of stock which the corporation shall have authority to issue is sixty-nine million (69,000,000) shares of common stock, par value $0.003 per share.

     Other than increasing the authorized shares of common stock from 40,000,000 to 69,000,000, the proposed amendment in no way changes the Articles of Incorporation.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary for approval of Proposal No. 3. Therefore, abstentions and broker non-votes effectively count as votes against the proposal. If approved by the stockholders, the proposed amendment to the Company's Articles of Incorporation will become effective upon the filing of Articles of Amendment with the Secretary of State of Texas, which will occur shortly after the stockholders approve the amendment.

     Your Board of Directors recommends that stockholders vote FOR the proposal to amend the Articles of Incorporation to increase the authorized Common Stock. Proxies solicited by management will be voted FOR Proposal No. 3 unless a vote against the proposal or abstention is specifically indicated.

                                 PROPOSAL NO. 4
               APPROVAL OF THE 2000 COMBINATION STOCK OPTION PLAN

     The purposes of the Company's 2000 Combination Stock Option Plan (the "2000 Plan") are to provide long-term incentives and rewards to those key employees of the Company and its subsidiaries and any other persons who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, to assist the Company in retaining and attracting executives and key employees with requisite experience and ability and to associate more closely the interests of such executives and key employees with those of the Company's stockholders.

The number of shares of Common Stock that may be the subject of awards under this 2000 Plan is 5,000,000 shares. The Board of Directors has approved the 2000 Plan, subject to stockholder approval.

     Under the 2000 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are employees of the Company at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options may be granted to persons who are officers, directors or employees of or consultants or advisors to the Company or persons who are in a position to contribute to the long-term success and growth of the Company at the time of grant. Directors who are not employees of the Company or who are members of the Compensation Committee of the Board of Directors (the "Compensation Committee") are not eligible to participate in the 2000 Plan. Currently, all of the Company's employees may be determined to be key employees entitled to grants of incentive stock options under the 2000 Plan.

     The 2000 Plan is administered by the Compensation Committee. Subject to the terms of the 2000 Plan, the Board of Directors or the Compensation Committee determines the persons to whom options are granted, the number of shares covered by the option, the term of any option and the time during which any option is exercisable. The standard terms for grants under the 2000 Plan generally provide that options become exercisable in 48 equal monthly installments. Options under the 2000 Plan may not be granted after April 12, 2010. No option under the 2000 Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Company's Common Stock). No incentive stock option granted pursuant to the 2000 Plan may be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of death or permanent and total disability of the option holder, the option may be exercised by the holder of his estate for a period of up to one year after the date of such death or permanent and total disability.

     Nonqualified stock options may be granted at an exercise price greater or lesser than the fair market value of the Common Stock on the date of the grant, in the discretion of the Compensation Committee. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than 10% of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant.

     In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the 2000 Plan, the Compensation Committee may authorize payment (i) in cash, (ii) by delivery of shares of Common Stock having a fair market value equal to the purchase price of the shares, (iii) by any other property (valued at its fair market value on the date of such exercise), or (iv) any combination of cash, stock and other property.

     A total of 5,000,000 shares of Common Stock is available for issuance under the 2000 Plan, subject to adjustment for any change in the Common Stock or to any Stock Option granted under the 2000 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company. The shares issued may include either authorized but unissued shares of Common Stock or treasury shares. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants. As described above, the Board of Directors has approved the 2000 Plan, subject to stockholder approval.

     As of October 31, 2000, options to purchase 4,020,200 shares of Common Stock had been granted under the 2000 Plan, including 95,000 options to the five named directors listed below, 355,000 options to employees (none of whom are officers) and an additional 3,570,200 options (all of which have been exercised) to consultants and other vendors of the Company (none of whom are directors or officers of the Company). Options were granted to the named directors as follows: 25,000 to Luther H. Hodges with an average exercise price of $0.5312, 25,000 to Russell B. Stevenson, Jr. with an average exercise price of $0.7812, 15,000 to John L. Caldwell with an average exercise price of $1.1875, 15,000 to Donald P. Knode with an average exercise price of $1.1875 and 15,000 to Andrew Lee with an average exercise price of $1.1875. The last quoted price of our common stock was $0.26 on October 31, 2000, as quoted on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board.

     Options granted under the 2000 Plan may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code of 1986, as it may be amended from time to time, or Title 1 of ERISA.

     The Board of Directors may amend, suspend or terminate the 2000 Plan; provided, however, that neither the Board of Directors nor the Compensation Committee may materially increase the number of securities which may be issued under the 2000 Plan, extend the term of the 2000 Plan, materially modify the requirements to be a participant in the 2000 Plan, materially increase the benefits accruing to participants in the 2000 Plan, or otherwise modify the 2000

Plan in any way or manner requiring the approval of stockholders without such approval and compliance with any applicable law, rules or regulations.

     FEDERAL TAX CONSEQUENCES. The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 2000 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date of this proxy statement (the "Code"), current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the Federal income tax consequences of the 2000 Plan or of the requirements that must be met in order to qualify for the described tax treatment. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to the state tax laws. The 2000 Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     INCENTIVE STOCK OPTIONS UNDER THE 2000 PLAN. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

     An option holder will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

     A "disqualifying disposition" means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option within two years of the date the stock option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (i) the lessor of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized on the disposition over (ii) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term, mid-term or short-term capital gain, depending on the option holder's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

     Certain option holders are generally subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock. This may affect their tax liability if they make a disqualifying disposition of shares acquired on exercise of an incentive stock option. If an option holder subject to Section 16(b) makes a disqualifying disposition, the date on which the fair market value of the shares is determined may be postponed. The date on which the fair market value of the shares is determined (the "Determination Date") will be the earlier of (i) the date six months after the date the stock option was granted, or, if earlier, (ii) the first day on which the sale of the shares would not subject the individual to liability under
Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price. Despite the general rule, if there is a disqualifying disposition and the Determination Date is after the date of exercise, the option holder may make an election pursuant to Section 83(b) of the Code in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the 83(b) election must be made and filed with the IRS within 30 days after exercise.

     In general, in the year of exercise of an incentive stock option, an option holder must compute the excess of the fair market value of the shares issued upon exercise over the exercise price and include this amount in the calculation of his or her alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of the tax to any particular option holder. However, an option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax.

     The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option, provided the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, which ever is applicable.

     NON-QUALIFIED STOCK OPTIONS UNDER THE 2000 PLAN. The recipient of a non-qualified stock option under the 2000 Plan will not recognize any taxable income at the time the stock option is granted. Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term, mid-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise.

     The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

     An option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will generally recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. However, if shares received on the exercise of an incentive stock option are used within the time periods that apply to a disqualifying disposition, then the rules for disqualifying dispositions, described above, will apply. To the extent the shares acquired upon exercise are equal to the basis of the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

     The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 4.

     Your Board of Directors recommends that stockholders vote FOR the proposal to approve the 2000 Combination Stock Option Plan. Proxies solicited by management will be voted FOR Proposal No. 4 unless a vote against the proposal or abstention is specifically indicated.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Pursuant to Rules of the Securities and Exchange Commission, proposals submitted by eligible stockholders which are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2001 must be received at the Company's principal executive offices in Tempe, Arizona on or before July 17, 2001. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy materials. The Board of Directors of the Company will determine whether any such proposal will be included in its 2001 proxy solicitation materials.

                                  OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the report of the Board of Directors on executive compensation included in the section of the Proxy Statement entitled "Report A. Lewis Burridge and the Board of Directors on Executive Compensation and Repricing of Options," shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                                  10-KSB REPORT

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MAY 31, 2000, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO AMELIA ULEP, CONSYGEN, INC., 125 SOUTH 52nd STREET, TEMPE, ARIZONA 85281.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendation, its consideration of the best interests of the Company based upon the factors described above and the other factors they deem material at the time of the meeting.

                                        By order of the Board of Directors

                                        Amelia C. Ulep, Secretary


Tempe, Arizona
November 13, 2000

                                [GRAPHIC OF MAP]

HOW TO GET TO CONSYGEN

CONSYGEN IS LOCATED AT 125 SOUTH 52ND STREET

     FROM SKY HARBOR AIRPORT
          202 East to Priest Dr. exit
          Right at Priest Dr (South) to University Dr.
          Right at University Dr. (West) to 52nd Street
          Right at 52nd Street (North) to ConSyGen (approximately1/2mile on East side of the street)

     FROM FIESTA INN
          Take Priest Dr. North to University Dr.
          Left at University Dr. (West) to 52nd Street
          Right at 52nd Street (North) to ConSyGen (approximately1/2mile on East side of the street)

HOW TO GET TO FIESTA INN

FIESTA INN IS LOCATED AT 2100 S PRIEST DR. (SOUTHWEST CORNER OF PRIEST DR. AND
 BROADWAY RD.)

     FROM SKY HARBOR AIRPORT
         202 East to Priest Dr. exit
         Right at Priest Dr. to Broadway Rd.

     FROM CONSYGEN
         Left on 52nd Street (South) to University Dr.
         Left at University Dr. (east) to Priest Dr.
         Right at Priest Dr. (South) to Broadway Rd.

FIESTA INN CONFERENCE FACILITY
The Fiesta Inn Conference facility is detached from Fiesta Inn. It is located on the South side of Fiesta Dr. Fiesta Dr. is the first street South of Broadway Rd. It is an easy walk from Fiesta Inn's lobby.

                                [GRAPHIC OF MAP]

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

1.   Election of Directors:

NOMINEES: Robert L. Stewart, A. Lewis Burridge, Andrew Lee, Donald P. Knode, John L. Caldwell, Luther H. Hodges, Jr. and Russell B. Stevenson, Jr.

[ ] FOR all nominees          [ ] WITHHOLD authority from all nominees
[ ] FOR all except

(Instructions: To withhold Authority to vote for any individual, mark the "For All Except" box and write that person's name in the space provided below.)
--------------------------------------------------------------------------------

2. To ratify the Board of Directors' selection of King, Weber & Associates, P.C. as independent public accountants for the fiscal year ended May 31, 2001.
     [ ] FOR                 [ ] AGAINST                      [ ] ABSTAIN

3. To increase the Company's authorized shares from 40,000,000 to 69,000,000 shares.
     [ ] FOR                 [ ] AGAINST                      [ ] ABSTAIN

4.   To approve the Company's 2000 Combination Stock Option Plan.
     [ ] FOR                 [ ] AGAINST                      [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

RECORD DATE SHARES: _____________________
Mark box at right if you plan to attend the Meeting in person.               [ ]
Mark box at right if an address change or comment has been
  noted on the reverse side of this card.                                    [ ]

  Please be sure to sign and date this Proxy     DATE: ___________________, 2000

                                        ----------------------------------------
                                        Stockholder sign here

                                        ----------------------------------------
                                        Co-owner sign here

Please sign this proxy exactly as your name(s) appear on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

DETACH CARD                                                          DETACH CARD
                                 CONSYGEN, INC.
Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2000 Annual Meeting of Stockholders to be held on December 11, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ConSyGen, Inc.

                                 CONSYGEN, INC.

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 11, 2000

The undersigned hereby appoints A. Lewis Burridge and Luther H. Hodges, Jr., and each of them acting singly, with full power of substitution, proxies to represent the undersigned at the 2000 Annual Meeting of Stockholders of CONSYGEN, INC. to be held December 11, 2000 at 4:30 p.m. at Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282 and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of CONSYGEN, INC. standing in the name of the undersigned upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and upon such other business as may properly come before the Meeting.

SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS (I) FOR THE ELECTION OF DIRECTORS, (II) FOR THE SELECTION OF INDEPENDENT ACCOUNTANTS, (III) FOR THE INCREASE OF THE AUTHORIZED NUMBER OF SHARES FROM 40,000,000 TO 69,000,000 SHARES, AND (IV), FOR THE APPROVAL OF THE 2000 COMBINATION STOCK OPTION PLAN ALL AS SET FORTH IN THE PROXY STATEMENT.

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?

      -------------------------            -------------------------

      -------------------------            -------------------------

      -------------------------            -------------------------

                (Continued and to be signed on the reverse side)